For Immediate Release                        CONTACT:
Thomas M. Dugan
Vice President of Finance and Treasurer
Shiloh Industries, Inc.
+1 (330) 558-2600

SHILOH INDUSTRIES REPORTS SECOND-QUARTER 2016 RESULTS

VALLEY CITY, Ohio, June 8, 2016 -- Shiloh Industries, Inc. (NASDAQ: SHLO), a leading global supplier of lightweighting, noise and vibration solutions, today reported financial results for the second-quarter 2016.

Second Quarter 2016 Highlights:

•	Revenue for the second quarter was $284.3 million, compared with $272.3 million in the second quarter of 2015, an increase of 4.4 percent.

•	Product wins represent an expected $136 million in sales over the life-of-program.

•
Gross margin for the second quarter expanded by 250 basis points to 8.9 percent compared to the first quarter of fiscal 2016 and is regaining profitability compared to prior year quarter gross margin of 10.3 percent.

•	Net income was $3.1 million, an improvement versus a net loss of $5.1 million in the first quarter of 2016, compared to $6.4 million in the year ago quarter.

•	Adjusted EBITDA was $18.3 million, an improvement versus $9.0 million in the first quarter of 2016, compared to $19.7 million in the year ago quarter.

•	Net income per diluted share was $0.17 per share which included a negative $0.02 per share scrap impact.

•	Generated $12.8 million of cash from operating activities during the quarter, an improvement compared to $1.1 million in the year ago quarter.

•	Reduced long-term debt by $10.1 million during the quarter to $266.3 million.

"Our revenue growth outpaced global automotive production during the second quarter. In addition, our profitability improved meaningfully compared to the first quarter of the year. Furthermore, our new business awards were consistent with our strategy to focus on high value opportunities and efficient use of our capital resources,” according to Ramzi Hermiz, president and chief executive officer. “We remain committed to providing sustainable lightweighting solutions for our customers that improve performance and benefit the environment by lowering fuel consumption and greenhouse gas emissions. This is the core to our strategy of Lightweighting Without Compromise,” said Hermiz.

Shiloh to Host Conference Call Today at 8:00 A.M. EDT
Shiloh Industries will host a conference call on Wednesday, June 8th at 8:00 A.M. Eastern Time to discuss the Company's 2016 second quarter financial results. The conference call can be accessed by dialing +1-877-407-0784, or for international callers, +1-201-689-8560. Please dial-in approximately five minutes in advance and request the Shiloh Industries second quarter conference call. A replay will be available two hours after the call and can be accessed by dialing +1-877-870-5176, or for international callers, +1-858-384-5517. The passcode for the replay is 13638241. The replay will be available until June 22, 2016. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.shiloh.com.

For inquiries, please contact Thomas Dugan, Vice President Finance and Treasurer at:
investor@shiloh.com.

Non-GAAP Financial Measures
This press release includes the following non-GAAP financial measures: “EBITDA,” “adjusted EBITDA" and "adjusted earnings per share." We define EBITDA as net income / (loss) before interest, taxes, stock compensation, depreciation and amortization. We define adjusted EBITDA as net income / (loss) before interest, taxes, stock compensation, depreciation, amortization, restructuring items and other adjustments described in the reconciliations accompanying this press release. Adjusted earnings per share exclude certain income and expense items described in the reconciliation accompanying this press release. We use EBITDA, adjusted EBITDA and adjusted earnings per share as supplements to information provided in accordance with generally accepted accounting principles ("GAAP") in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented in this release are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expenses in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Adjusted earnings per share (EPS)	Three Months Ended April 30,
	2016	2015
Net income (loss) per common share (GAAP)
Diluted	$0.17	$0.37
Amortization of intangibles	0.02	0.03
Diluted adjusted earnings per share (non-GAAP)	$0.19	$0.40

Adjusted EBITDA Reconciliation	Three Months Ended April 30,			Three Months Ended January 31,
	2016	2015		2016
Net income (loss)	$3,057	$6,353	7,000	$(5,059)
Depreciation and amortization	9,584	8,252		9,289
Stock compensation expense	262	344		189
Interest expense	4,520	2,067		4,352
Provision (benefit) for income taxes	12	2,665		(1,854)

EBITDA	17,435	19,681		6,917
Adjustment to prepaid expenses	842	—		—
Non-recurring professional fees	—	—		1,800
Asset impairment expense	—	—		273
Adjusted EBITDA	$18,277	$19,681		$8,990

About Shiloh Industries, Inc.

Shiloh Industries, Inc. is a leading global supplier of lightweighting, noise and vibration solutions to the automotive, commercial vehicle and industrial segments, capable of delivering solutions in aluminum, magnesium, steel and high-strength steel alloys to original equipment manufacturers and suppliers. The company offers the broadest portfolio of lightweighting solutions in the industry through their BlankLight®, CastLight™ and StampLight™ brands. Shiloh designs and manufactures components in body, chassis and powertrain systems with expertise in precision blanks, ShilohCore™ acoustic laminates, aluminum and steel laser welded blanks, complex stampings, modular assemblies, aluminum and magnesium die casting, as well as precision machined components. Shiloh has over 3,500 dedicated employees with operations, sales and technical centers throughout Asia, Europe and North America.

FORWARD-LOOKING STATEMENTS
Certain statements made by Shiloh in this Press Release regarding the Company's operating performance, events or developments that the Company believes or expects to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in the Company's expectations of future operating results are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995.
The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements.
Listed below are some of the factors that could potentially cause actual results to differ materially from expected future results. Other factors besides those listed here could also materially affect the Company’s business.

•
The impact on historical financial statements of any known or unknown accounting errors or irregularities; and the magnitude of any adjustments in restated financial statements of the Company’s operating results.

•	The Company's ability to accomplish its strategic objectives.

•	The Company's ability to obtain future sales.

•	Changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities.

•	Costs related to legal and administrative matters.

•	The Company's ability to realize cost savings expected to offset price concessions.

•
The Company's ability to successfully integrate acquired businesses, including businesses located outside of the United States. Risks associated with doing business internationally, including economic, political and social instability, foreign currency exposure and the lack of acceptance of its products.

•	Inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks.

•	Work stoppages and strikes at the Company's facilities and that of the Company's customers or suppliers.

•	The Company's dependence on the automotive and heavy truck industries, which are highly cyclical.

•	The dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions affecting car and light truck production.

•	Regulations and policies regarding international trade.

•
Financial and business downturns of the Company's customers or vendors, including any production cutbacks or bankruptcies. Increases in the price of, or limitations on the availability of aluminum, magnesium or steel, the Company's primary raw materials, or decreases in the price of scrap steel.

•	The successful launch and consumer acceptance of new vehicles for which the Company supplies parts.

•
The occurrence of any event or condition that may be deemed a material adverse effect under the Company’s outstanding indebtedness or a decrease in customer demand which could cause a covenant default under the Company’s outstanding indebtedness.

•	Pension plan funding requirements.
See "Part I, Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2015 for a more complete discussion of these risks and uncertainties. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this Press Release.
The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of filing this Press Release. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the SEC.

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)
(Unaudited)

	April 30, 2016	October 31, 2015

ASSETS:
Cash and cash equivalents	$4,860	$13,100
Investment in marketable securities	182	356
Accounts receivable, net of allowance for doubtful accounts of $709 and $821 at April 30, 2016 and October 31, 2015, respectively	183,500	194,373
Related-party accounts receivable	1,978	1,092
Prepaid income taxes	1,981	3,799
Inventories, net	60,908	58,179
Deferred income taxes	2,483	2,837
Prepaid expenses and other assets	37,285	48,267
Total current assets	293,177	322,003
Property, plant and equipment, net	269,242	280,260
Goodwill	28,923	28,843
Intangible assets, net	18,418	19,543
Deferred income taxes	4,858	4,431
Other assets	17,400	11,509
Total assets	$632,018	$666,589
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current debt	$1,497	$2,080
Accounts payable	158,516	160,405
Other accrued expenses	35,881	34,459
Accrued income taxes	103	—
Total current liabilities	195,997	196,944
Long-term debt	266,276	298,873
Long-term benefit liabilities	15,777	17,376
Deferred income taxes	6,153	6,180
Interest rate swap agreement	5,726	4,989
Other liabilities	896	1,312
Total liabilities	490,825	525,674
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at April 30, 2016 and October 31, 2015, respectively	—	—
Common stock, par value $.01 per share; 50,000,000 and 25,000,000 shares authorized at April 30, 2016 and October 31, 2015, respectively; 17,615,374 and 17,309,623 shares issued and outstanding at April 30, 2016 and October 31, 2015, respectively	176	173
Paid-in capital	69,769	69,334
Retained earnings	119,455	121,457
Accumulated other comprehensive loss, net	(48,207)	(50,049)
Total stockholders’ equity	141,193	140,915
Total liabilities and stockholders’ equity	$632,018	$666,589

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2016	2015	2016	2015
Net revenues	$284,264	$272,300	$535,319	$518,165
Cost of sales	259,039	244,345	494,113	471,533
Gross profit	25,225	27,955	41,206	46,632
Selling, general & administrative expenses	16,992	16,869	34,576	30,484
Amortization of intangible assets	565	677	1,129	1,309
Operating income	7,668	10,409	5,501	14,839
Interest expense	4,520	2,067	8,872	3,829
Interest income	(4)	(7)	(6)	(14)
Other (income) expense	83	(669)	479	(1,064)
Income (loss) before income taxes	3,069	9,018	(3,844)	12,088
Provision (benefit) for income taxes	12	2,665	(1,842)	3,292
Net income (loss)	$3,057	$6,353	$(2,002)	$8,796
Earnings (loss) per share:
Basic earnings (loss) per share	$0.17	$0.37	$(0.11)	$0.51
Basic weighted average number of common shares	17,615	17,211	17,615	17,217
Diluted earnings (loss) per share	$0.17	$0.37	$(0.11)	$0.51
Diluted weighted average number of common shares	17,620	17,236	17,615	17,248

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(Unaudited)

	Six Months Ended April 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,002)	$8,796
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,873	16,984
Asset impairment, net	273	—
Amortization of deferred financing costs	1,244	298
Deferred income taxes	(2)	684
Stock-based compensation expense	451	542
Gain on sale of assets	(26)	(17)
Changes in operating assets and liabilities:
Accounts receivable	11,909	(12,929)
Inventories	(2,172)	158
Prepaids and other assets	6,663	(2,658)
Payables and other liabilities	(5,608)	(9,074)
Accrued income taxes	1,934	774
Net cash provided by operating activities	31,537	3,558
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(8,818)	(21,785)
Proceeds from sale of assets	1,166	123
Net cash used for investing activities	(7,652)	(21,662)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital leases	(403)	(435)
Proceeds from long-term borrowings	63,300	62,500
Repayments of long-term borrowings	(95,649)	(44,143)
Payment of deferred financing costs	(308)	(1,256)
Proceeds from exercise of stock options	—	155
Net cash provided by (used for) financing activities	(33,060)	16,821
Effect of foreign currency exchange rate fluctuations on cash	935	(796)
Net decrease in cash and cash equivalents	(8,240)	(2,079)
Cash and cash equivalents at beginning of period	13,100	12,014
Cash and cash equivalents at end of period	$4,860	$9,935

Supplemental Cash Flow Information:
Cash paid for interest	$7,641	$3,734
Cash paid for (refund of) income taxes	$(3,203)	$2,176

Non-cash Activities:
Capital equipment included in accounts payable	$3,823	$3,703